UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 13, 2006

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Sale of Landfill Gas Investments

On December 31, 2006, DQE Financial Corp. (DQE Financial), a wholly owned subsidiary of Duquesne Light Holdings, Inc., completed the sale of its ownership in Montauk Energy Capital, LLC (Montauk), to Blue Wolf Energy Holdings LLC. Montauk operates a landfill gas-to-energy business through various subsidiaries. DQE Financial’s entry into the agreement to sell was previously disclosed on a Form 8-K dated November 22, 2006.

FERC Order

On May 15, 2006, Orion Power Midwest, L.P. (Orion) submitted a filing to the Federal Energy Regulatory Commission (FERC) requesting FERC approve tariff sheets to implement cost of service recovery rates for its combined cycle generating facility at the Brunot Island generation station in Pennsylvania. On October 13, 2006, the FERC issued an Order accepting the tariff sheets for filing, effective May 16, 2006, subject to refund and certain conditions. In its November 1, 2006 Compliance Filing with FERC, Orion requested an annual fixed revenue requirement of $21,496,035, which could be reduced by any actual net revenues generated from the Brunot Island generation station. These charges will likely remain in effect until September 1, 2008, but could be extended.

The annual fixed revenue requirement will be billed by the PJM Interconnection (PJM) to each load-serving entity (LSE) within the Duquesne Light zone within PJM. In December 2006, PJM advised Duquesne Light Company that it anticipates billing these charges to the LSEs within the Duquesne Light zone beginning with the December PJM bill that will be issued in January 2007. These charges, which will be billed monthly, must be paid by LSEs within the Duquesne Light zone on a current basis.

Duquesne Light Company (Duquesne Light) currently estimates its monthly charge for the Brunot Island cost of service to be approximately $1 million. This amount will vary depending in part, on the amount of actual load served by Duquesne Light. Duquesne Light believes that these charges are probable of recovery from its ratepayers. Recoverability of the charges is subject to Pennsylvania Public Utility Commission approval.

Duquesne Light Energy (DLE), an unregulated, competitive, retail electric generation supplier of Duquesne Light Holdings, will also be allocated a portion of the Brunot Island cost of service charges. DLE currently estimates its monthly charge for the Brunot Island cost of service to be approximately $0.2 million. This amount will vary depending in part, on the amount of actual load served by DLE. DLE believes it has contractual rights to recover these charges from its customers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date January 3, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer

Duquesne Light Company
(Registrant)

Date January 3, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer

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